Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GRACELL BIOTECHNOLOGIES INC.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

GRACELL BIOTECHONOLOGIES INC.

(adopted by a special resolution passed on October 14, 2020)

1.	The name of the Company is Gracell Biotechnologies Inc.

2.

The first registered office of the Company is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted, and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.

In the interpretation of this Memorandum in general and of Clause 3 and Clause 5 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers, and in the event of any ambiguity in Clause 3, Clause 5 or elsewhere in this Memorandum, the ambiguity shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

5.

Except as prohibited or limited by the Statute, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including the power to make any alterations or amendments to this Memorandum and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present, and their families; to purchase directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid; provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

6.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

7.

The authorized share capital of the Company is US$50,000 divided into 314,213,699 Ordinary Shares of a par value of US$0.0001 each, 31,343,284 Series A Preferred Shares of a par value of US$0.0001 each, 21,735,721 Series B-1 Preferred Shares of a par value of US$0.0001 each, 59,327,653 Series B-2 Preferred Shares of a par value of US$0.0001 each, and 73,379,643 Series C Preferred Shares of a par value of US$0.0001 each, with power for the Company insofar as is permitted by law to redeem or purchase any of the Shares and to increase or reduce the said capital subject to the provisions of the Statute and the Articles of Association of the Company and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of Shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained; provided that notwithstanding any provision to the contrary contained in this Memorandum or the Articles of Association of the Company, the Company shall have no power to issue bearer shares, bearer warrants, bearer coupons or bearer certificates.

8.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Statute and, subject to the provisions of the Statute and the Articles of Association of the Company, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.	The Company may amend this Memorandum by a resolution of Members in accordance with the relevant provisions of the Articles of Association of the Company.

10.	Capitalized terms that are not defined in this Memorandum shall bear the same meanings as those given in the Articles of Association of the Company.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

GRACELL BIOTECHNOLOGIES INC.

(adopted by a special resolution passed on October 14, 2020)

1.	In these Articles, Table A in the Schedule to the Act does not apply and, unless there is something in the subject or context inconsistent therewith,

“Additional Number”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Affiliate”	of a Person (the “Subject Person”) means, (a) in the case of a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Subject Person; (b) in the case of an natural person, any other Person that, directly or indirectly, is Controlled by the Subject Person or is an Immediate Family Member of the Subject Person. In the case of any Preferred Holder, the term “Affiliate” also includes (i) any shareholder of the Preferred Holder, (ii) any entity or individual who has a direct or indirect interest in the Preferred Holder (including, if applicable, any general partner or limited partner) or any fund manager or investment adviser thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by the Preferred Holder or its fund manager or investment adviser, and (iv) any trust Controlled by or held for the benefit of any natural person referred to in (i), (ii) or (iii) above. For purposes of these Articles, (a) none of the Preferred Holders shall be deemed as an Affiliate of any Group Company, and vice versa, and (b) Kington USD Entity shall be deemed as an Affiliate of Kington RMB Entity, and vice versa.

“Applicable Conversion Price”	has the meaning ascribed to it in Section 7.1 of Exhibit A.

“Applicable Issue Price”	means, (i) with respect to the Series A Preferred Shares, the Deemed Series A Issue Price; (ii) with respect to the Series B-1 Preferred Shares, the Series B-1 Issue Price; (iii) with respect to the Series B-2 Preferred Shares, the Series B-2 Issue Price; and (iv) with respect to the Series C Preferred Shares, the Series C Issue Price.

“Applicable Redemption Price”	has the meaning ascribed to it in Section 6.4 of Exhibit A.

“Applicable Series B Issue Price”	means, (i) with respect to the Series B-1 Preferred Shares, the Series B-1 Issue Price; and (ii) with respect to the Series B-2 Preferred Shares, the Series B-2 Issue Price.

“Articles”	means these third amended and restated articles of association of the Company, as may be amended from time to time.

“Automatic Conversion”	has the meaning ascribed to it in Section 7.3 of Exhibit A.

“Board”	means the board of directors of the Company.

“Business Day”	means any day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by applicable laws or executive order to be closed in the PRC, Hong Kong, Singapore or the Cayman Islands or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m., Hong Kong time.

“Chairman”	means the chairman of the Board.

“Closing”	has the meaning ascribed to it in the Series C Share Subscription Agreement.

“Company”	means Gracell Biotechnologies Inc.

“Company’s Competitor”	means any entity other than any Group Company that primarily conducts the business of researching and developing immune cell therapy and stem cell therapy and the production and sale of pharmaceutical products in connection with such therapies or similar businesses, without prejudice to the foregoing, for the avoidance of doubt, no financial investor or fund investor that only holds a minority stake in such entity (regardless of whether such investor holds any board seat in the aforesaid entity) shall qualify as a Company’s Competitor.

“Company Secretary”	means the company secretary of the Company.

“Co-Sale Holder”	has the meaning ascribed to it in Section 2.4 of Exhibit A.

“Co-Sale Notice”	has the meaning ascribed to it in Section 2.4 of Exhibit A.

“Co-Sale Pro Rata Portion”	has the meaning ascribed to it in Section 2.4(a) of Exhibit A.

“Co-Sale Right Period”	has the meaning ascribed to it in Section 2.4 of Exhibit A.

“Control” of a given Person	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or Members of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Control Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Conversion Share”	means the Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

“Director”	means any director of the Board.

“Deemed Liquidation Event”	shall mean, (i) any consolidation, reorganization, amalgamation or merger of the Company or one or more Group Companies that collectively operate all or substantially all of the Group’s business taken as a whole, with or into any Person, or any other corporate reorganization or scheme of arrangement, in each case in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the direct or indirect voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); (ii) any voluntary or involuntary liquidation, dissolution or winding up of one or more Group Companies that collectively operate all or substantially all of the Group’s business taken as a whole; (iii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of transactions, by any Group Company of all or substantially all of the assets of such Group Company, the effect of which is the disposition of all or substantially all of the Group Companies’ assets taken as a whole; (iv) any termination or amendment of Control Documents for any reason (unless approved pursuant to these Articles and the Shareholders Agreement) or (v) any Drag-Along Sale.

“Deemed Series A Issue Price”	means the per share price of US$0.30324.

“Drag-Along Sale”	has the meaning ascribed to it in Section 3.1 of Exhibit A.

“Drag-Along Sale Notice”	has the meaning ascribed to it in Section 3.1 of Exhibit A.

“Drag Holders”	has the meaning ascribed to it in Section 3.1 of Exhibit A.

“Equity Securities”	means, with respect to a Person, (a) any shares, share capital, registered capital, equity interests, membership interests, partnership interests, joint venture or other ownership interests in such Person, (b) any options, warrants or rights to subscribe for, acquire or purchase, or any other securities or instruments convertible into or exercisable or exchangeable for, any of the foregoing and (c) any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person.

“ESOP”	that the Company’s employee share option plan, under which 10,216,234 Ordinary Shares in the aggregate, shall be reserved as of the Initial Closing for issuance from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies, PROVIDED HOWEVER, any issuance or transfer of Shares under the ESOP shall be in compliance with the Laws of applicable jurisdiction including without limitation the PRC, the British Virgin Islands and the Cayman Islands, as applicable.

“Excepted Issuances”	has the meaning ascribed to it in Section 1.2 of Exhibit A.

“Exercising Holder”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“Excess Exercising Holder”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“Excess Number”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“Excess Offered Shares”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“First Participation Notice”	has the meaning ascribed to it in Section 1.3(a) of Exhibit A.

“First Participation Period”	has the meaning ascribed to it in Section 1.3(a) of Exhibit A.

“First Refusal Allotment”	has the meaning ascribed to it in Section 2.3(a)(ii) of Exhibit A.

“First Refusal Expiration Notice”	has the meaning ascribed to it in Section 2.3(e) of Exhibit A.

“Founder”	means Mr. CAO Wei, a citizen of the PRC.

“Founder First Offer Right”	has the meaning ascribed to it in Section 2.9(b) of Exhibit A.

“Founder Holding Company”	means Gracell Venture Holdings Limited.

“Founder Offer”	has the meaning ascribed to it in Section 2.9(b) of Exhibit A.

“Governmental Authority”	means any nation or government, or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any political subdivision thereof, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, any public international organization, any court, tribunal or arbitrator or the governing body of any securities exchange or other self-regulatory organization (including any ethics committee of any hospital).

“Governmental Order”	means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction (whether temporary or permanent) or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Gracell Shanghai”	means Gracell Biotechnologies (Shanghai) Co., Ltd. ( 亘喜生物科技（上海）有限公司 ), a limited liability company incorporated under the Laws of the PRC.

“Group” or “Group Companies”	has the meaning ascribed to it in the Shareholders Agreement.

“HK Company”	means Gracell Biotechnologies (HK) Limited.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Immediate Family Member”	of a natural person means the spouse of such person and any parent, step-parent, grandparent, child, step-child, grandchild, sibling or step-sibling of such person or such person’s spouse.

“Initial Closing”	has the meaning ascribed to it in the Series C Share Subscription Agreement.

“Initial Redemption Notice”	has the meaning ascribed to it in Section 6.4(a) of Exhibit A.

“Initial Redemption Notice Date”	has the meaning ascribed to it in Section 6.4(a) of Exhibit A.

“Initial Redemption Requesting Holder”	has the meaning ascribed to it in Section 6.4(a) of Exhibit A.

“Investor Directors”	has the meaning ascribed to it in Article 63.

“IPO”	means an initial public offering and listing of the Ordinary Shares (or depositary receipts or depositary shares therefor) or the ordinary shares in another listing vehicle holding all or any part of the assets or business of the Group in the United States pursuant to an effective registration statement under the Securities Act or on an internationally recognized stock exchange.

“Kington Entities”	means Kington RMB Entity and Kington USD Entity.

“Kington RMB Entity”	means Suzhou Kington Capital Holdings Co., Ltd. (苏 州民营资本投资控股有限公司), a limited liability company organized and existing under the Laws of PRC.

“Kington USD Entity”	means King Star Med LP.

“LAV RMB Entity”	means Suzhou Lirui Equity Investment Center (Limited Partnership) (苏州礼瑞股权投资中心（有 限合伙） ), a limited partnership organized and existing under the Laws of PRC.

“LAV USD Entities”	means LAV Granite Limited and LAV Biosciences Fund V, L.P.

“Law” or “Laws”	means any constitutional provision, statute, ordinance, code, treaty, decree or judgment or other law, legislative measure, rule, regulation, official policy or interpretation of any Governmental Authority, any common or customary law and any Governmental Order.

“Liquidation Event”	means the voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Member”	shall bear the meaning as set forth in the Statute.

“Memorandum”	means the third amended and restated memorandum of association of the Company, as may be amended from time to time.

“Morningside”	means Morningside Venture (I) Investments Limited.

“New Securities”	has the meaning ascribed to it in Section 1.2 of Exhibit A.

“Observer”	has the meaning ascribed to it in Article 63.

“Offer Notice”	has the meaning ascribed to it in Section 2.9(b) of Exhibit A.

“Offer Period”	has the meaning ascribed to it in Section 2.9(b) of Exhibit A.

“Offer Price”	has the meaning ascribed to it in Section 2.9(b) of Exhibit A.

“Offered Shares”	has the meaning ascribed to it in Section 2.9(a) of Exhibit A.

“Overallotment New Securities”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Oversubscribing Participating Holder”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Ordinary Holder”	has the meaning ascribed to it in Section 2.1 of Exhibit A.

“Ordinary Shares”	means the ordinary shares in the authorized share capital of the Company, each with a par value US$0.0001, with the rights and privileges as set forth in the Memorandum and Articles.

“paid-up”	means paid-up and/or credited as paid-up.

“Participating Holder”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Participation Rights Holder”	has the meaning ascribed to it in Section 1 of Exhibit A.

“Person” or “person”	means an any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“Permitted Transferee”	has the meaning ascribed to it in Section 2.6 of Exhibit A.

“Permitted Transfer”	has the meaning ascribed to it in Section 2.6 of Exhibit A.

“PRC” or “China”	means the People’s Republic of China but, solely for purposes of these Articles, excluding Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

“Preferred Holder”	has the meaning ascribed to it in Section 2.1 of Exhibit A.

“Preferred Holders’ Refusal Period”	has the meaning ascribed to it in Section 2.3 of Exhibit A.

“Preferred Holder Transfer Notice”	has the meaning ascribed to it in Section 2.9(a) of Exhibit A.

“Preferred Holder Offered Shares”	has the meaning ascribed to it in Section 2.9(a) of Exhibit A.

“Preferred Majority”	means the holders of at least a majority of the then outstanding Preferred Shares voting together as a single class and on an as-converted basis.

“Preferred Shares”	means, the Series A Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, and the Series C Preferred Shares.

“Pro Rata Share”	has the meaning ascribed to it in Section 1.1 of Exhibit A.

“Qualified IPO”	means an initial public offering and listing of the Ordinary Shares (or depositary receipts or depositary shares therefor) or the ordinary shares in another listing vehicle holding all or any part of the assets or business of the Group in the United States pursuant to an effective registration statement under the Securities Act or on an internationally recognized stock exchange as consented to in writing by the Preferred Majority pursuant to Section 8.1 of the Shareholders Agreement, at a price per share to the public of not less than 1.25 times the Series C Issue Price, and that will bring net offering proceeds to the Company, after deduction of underwriting discounts and registration expenses, of at least US$75,000,000.

“Redemption Payment Date”	has the meaning ascribed to it in Section 6.4(e) of Exhibit A.

“Redemption Requesting Holders”	has the meaning ascribed to it in Section 6.4(a) of Exhibit A.

“Redemption Right”	has the meaning ascribed to it in Section 6.3 of Exhibit A.

“Redemption Shares”	has the meaning ascribed to it in Section 6.4(a) of Exhibit A.

“Register of Members”	shall mean, the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate register of members.

“Requisite Series C Holders”	means the holders of at least two-thirds (2/3) of the then outstanding Series C Preferred Shares voting together as a single class and on an as-converted basis.

“Restricted Shares”	has the meaning ascribed to it in Section 2.1 of Exhibit A.

“Right of Participation”	has the meaning ascribed to it in Section 1 of Exhibit A.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Selling Preferred Holder”	has the meaning ascribed to it in Section 2.9(a) of Exhibit A.

“Selling Shareholder”	has the meaning ascribed to it in Section 2.2 of Exhibit A.

“Second Participation Period”	has the meaning ascribed to it in Section 1.3(b) of Exhibit A.

“Second Refusal Period”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“Series A Director”	has the meaning ascribed to it in Article 63.

“Series A Preference Amount”	has the meaning ascribed to it in Section 5.1(c) of Exhibit A.

“Series A Preferred Shares”	means the series A convertible redeemable preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Redemption Right”	has the meaning ascribed to it in Section 6.3 of Exhibit A.

“Series A Subscription Agreement”	has the meaning ascribed to it in the Shareholders Agreement.

“Series B Preference Amount”	has the meaning ascribed to it in Section 5.1(b) of Exhibit A.

“Series B Preferred Shares”	means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B Redemption Right”	has the meaning ascribed to it in Section 6.2 of Exhibit A.

“Series B-1 Director”	has the meaning ascribed to it in Article 63.

“Series B-1 Investor”	has the meaning ascribed to it in the Shareholders Agreement.

“Series B-1 Issue Price”	means the per share price of US$1.0122.

“Series B-1 Preferred Shares”	means the series B-1 convertible redeemable preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Director”	has the meaning ascribed to it in Article 63.

“Series B-2 Issue Date”	means February 22, 2019.

“Series B-2 Issue Price”	means the per share price of US$1.0619.

“Series B-2 Preferred Shares”	means the series B-2 convertible redeemable preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Issue Price”	means the per share price of US$1.635331.

“Series C Preference Amount”	has the meaning ascribed to it in Section 5.1(a) of Exhibit A.

“Series C Preferred Shares”	means the series C convertible redeemable preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Redemption Right”	has the meaning ascribed to it in Section 6.1 of Exhibit A.

“Series C Share Subscription Agreement”	has the meaning ascribed to it in the Shareholders Agreement.

“Shares”	means, the Ordinary Shares, the Preferred Shares and shares of any other class or series in the share capital of the Company.

“Shareholders”	means the holders of any Shares.

“Shareholders Agreement”	means the Second Amended and Restated Shareholders Agreement entered into by and among the Company, the HK Company, the WFOE, Gracell Shanghai, the Founder, the Founder Holding Company and certain other parties thereto on or about October 20, 2020.

“Statute”	shall mean, the Companies Law of the Cayman Islands (2020 Revision) as further amended and every statutory modification or re-enactment thereof for the time being in effect.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Subsidiary”	means with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding share capital, voting interests or registered capital.

“Supplemental Transfer Notice”	has the meaning ascribed to it in Section 2.3(a)(iii) of Exhibit A.

“Temasek”	means TLS Beta Pte. Ltd. and its successor, permitted assigns and transferees.

“Transaction Document”	has the meaning ascribed to it in the Shareholders Agreement.

“Transfer”	has the meaning ascribed to it in Section 2.2 of Exhibit A.

“Transfer Notice”	has the meaning ascribed to it in Section 2.2 of Exhibit A.

“Transferee”	has the meaning ascribed to it in Section 2.2 of Exhibit A.

“US$” or “$”	means the lawful currency of the United States of America.

“WFOE”	means Gracell Bioscience (Shanghai) Co., Ltd. (亘利 生物科技(上海)有限公司).

In these Articles, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in these Articles to an Article or Exhibit, such reference is to an Article of or an Exhibit to, these Articles; where a reference is made in these Articles to a Section, such reference is to a Section of Exhibit A to, these Articles;

(b) the table of contents and headings for these Articles are for reference purposes only and do not affect in any way the meaning or interpretation of these Articles;

(c) whenever the words “include,” “includes” or “including” are used in these Articles, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in these Articles, refer to these Articles as a whole and not to any particular provision of these Articles;

(e) all terms defined in these Articles have the defined meanings when used in any certificate or other document made or delivered pursuant hereto;

(f) the definitions contained in these Articles are applicable to the singular as well as the plural forms of such terms;

(g) words in the singular include the plural, and words in the plural include the singular;

(h) references to a Person are also to its successors in title and permitted assigns;

(i) the use of “or” is not intended to be exclusive;

(j) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

(k) the term “day” means “calendar day”, and “month” means calendar month;

(l) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(m) all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders;

(n) in calculations of share numbers, (i) references to a “fully diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue and (iii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares. All calculations shall be deemed to be on as-converted basis unless otherwise specified. Any share number or per share amount referred to in these Articles shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the shares after the date of these Articles. Any reference to or calculation of shares of the Company in issue shall exclude treasury shares;

(o) references to these Articles include the Schedules and Exhibits, which form an integral part hereof;

(p) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made; and

(q) a reference to any document (including these Articles) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the Shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.

Subject to Article 5, certificates representing Shares shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the Person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members. All Share certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) to be affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4, each certificate representing the Shares shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SALE, GIFTING, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, MORTGAGE, ENCUMBRANCE, GRANTING OF A SECURITY INTEREST IN OR OTHERWISE DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

6.	If a Share certificate is defaced, lost or destroyed, it may be renewed on payment of a fee of such sum and on such terms (if any) as the Directors may prescribe.

ISSUE OF SHARES

7.

Subject to the Memorandum, the other provisions of these Articles (including Sections 1 and 4 of Exhibit A) and without prejudice to any special rights previously conferred on the holders of existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper.

8.

Subject to Article 4 and Article 6, the Company shall maintain a register of its Members, and every Person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive within one (1) month after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his Shares.

TRANSFER OF SHARES

9.

The instrument of transfer in respect of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee), and the transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

10.

The Directors may not decline to register any transfer of Shares unless such registration of transfer would be contrary to the provisions of the Shareholders Agreement, the Memorandum, the other provisions of these Articles (including Section 2 of Exhibit A) or the Statute. If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) Business Days after receipt of a request for such transfer, providing a detailed explanation of the reason therefor.

REDEEMABLE SHARES

11.

Subject to the Statute, the Memorandum and the other provisions of these Articles (including Exhibit A), Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of such Shares, may by Special Resolution determine. Subject to the Statute, the Memorandum and the other provisions of these Articles (including Exhibit A), the Company shall have the power to purchase or otherwise acquire its own shares on such terms and in such manner as the Board may determine and agree with a Member and any such determination by the Board shall be deemed authorized by these Articles for purposes of the Statute. The Company is hereby authorized to make payments in respect of the purchase of its shares out of capital or out of any other account or fund which can be authorized for this purpose in accordance with the Statute.

VARIATION OF RIGHTS OF SHARES

12.

Subject to the Statute, the Memorandum and these Articles (including Section 4 of Exhibit A), if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound up, only be varied with the consent in writing of the holders of at least a majority of the issued Shares of that class or series or with the sanction of a resolution of such holders of at least a majority of the issued Shares of that class or series, so long as such proposed variation would not adversely affect the rights of any other classes or series of Shares. The provisions of these Articles relating to general meetings of the Company shall apply to every general meeting of the holders of one class or series of Shares, except that, without prejudice to Article 43, the necessary quorum shall be Persons holding or representing in person or by proxy, at least a majority of the issued Shares of that class or series.

13.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commercially reasonable commission to any Person in consideration of such Person subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

15.

No person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

16.

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or other obligations owed (whether presently or not) by the Member or his estate, either alone or jointly with any other Person, whether a Member or not, to the Company, but the Directors may, at any time, declare any Share to be wholly or in part exempt from this Article 16. The Company’s lien, if any, on a Share shall extend to all dividends or other amounts payable in respect of that share. Any registration of the transfer of a Share shall operate to waive the Company’s lien (if any) thereon.

17.

The Company may sell, in such manner as the Directors think fit, any Shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable and the period of fourteen days has elapsed after the Company has given a notice in writing, stating and demanding payment of such part of the presently payable amount, to the relevant Member.

18.

The Directors may authorize any person to execute an instrument of transfer of the Shares sold in accordance with this Article 18 to the purchaser of such Shares. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale of the Shares in accordance with these Articles.

19.

The net proceeds of such sale after payment of costs shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

20.

The Directors may, from time to time, make calls upon the Members in respect of some or all of any monies unpaid on their Shares (whether in respect of their par value or the premium payable on those Shares), and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares. A call may be made payable by installments. The Directors may revoke or postpone a call at any time as a majority of the Directors may determine. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

21.

The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof and the holder or joint holders of a Share at the time of a call shall remain liable to pay the call on that Share, notwithstanding any subsequent transfer of the Share being registered by the Company.

22.

If a sum called in respect of a Share remains unpaid after it has become due and payable, the Person from whom such amount is due shall pay interest on the sum at such rate as a majority of the Directors may determine from the day it became due and payable until it is paid. The Directors shall have the discretion to waive payment of any such interest in full or in part.

23.

The provisions contained in these Articles in respect of calls shall apply to payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

FORFEITURE OF SHARES

24.

If a Member fails to pay any call or installment of a call in respect of Shares after it has become due and payable, the Directors may serve a notice on such Member naming a further date not earlier than the expiration of fourteen days from the date of service on or before which the payment required by the notice is to be. The notice shall specify where payment is to be made and shall state that if the notice is not complied with, the Shares in respect of which the call was made will be liable to be forfeited.

25.

If the requirements of the notice referenced in Article 24 are not complied with, the Company may forfeit the Shares together with all dividends or other monies declared payable in respect of the forfeited Shares and not paid at any time before the payment required by the notice has been made.

26.	The Company is under no obligation to refund any monies to the Member whose Shares have been forfeited.

27.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by the Company as the Directors determine.

28.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest.

29.

A certificate in writing under the hand of a Director or Officer stating that a Share has been duly forfeited on the date stated in the certificate shall be conclusive evidence of the facts stated in the certificate as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the Share and the Person to whom the Share is sold or disposed of shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

30.

The provisions of these Articles as to forfeiture for failure to pay any call or installment of a call shall apply to the failure to make payments, whether on account of the amount of the Share, or by way of premium, to be made on the allotment of a Share or any date fixed on the issue of the Share as if the same had become payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

31.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas or other instrument.

TRANSMISSION OF SHARES

32.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other Persons.

33.	(a)	Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered itself as holder of the Share or to make such transfer of the Share to such other Person nominated by it as the deceased or bankrupt person could have made and to have such Person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy or its liquidation or dissolution, as the case may be.

	(b)	If the Person so becoming entitled shall elect to be registered itself as holder, it shall deliver or send to the Company a notice in writing signed by it stating that it so elects.

34.

A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which it would be entitled if it were the registered holder of the Share, except that it shall not, before being registered as a Member in respect of the Share, be entitled in respect of the Share to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such Person to elect either to be registered itself or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

35.	(a)	Subject to the provisions of the Statute and these Articles (including Section 4 of Exhibit A), the Company may from time to time by Special Resolution alter or amend the Memorandum and may, without restricting the generality of the foregoing:

(i)

increase the share capital by such sum to be divided into Shares of such amount or without par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine.

(ii)	consolidate and divide all or any of its share capital into Shares of a larger amount than the existing Shares;

(iii)	subdivide the existing Shares or any of them, or divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum; and

(iv)	cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any Person.

(b)

All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

(c)	Subject to the provisions of the Statute and these Articles (including Section 4 of Exhibit A) the Company may by Special Resolution change its name or alter its objects.

(d)	Subject to the provisions of the Statute and these Articles (including Section 4 of Exhibit A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the provisions of the Statute and these Articles (including Section 4 of Exhibit A), the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

36.

For purposes of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

37.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

38.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in Article 36 to Article 37, such determination shall apply to any adjournment thereof.

GENERAL MEETING

39.	(a)	Subject to Article 39(b), the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

(b)	If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

40.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members holding at the date of the deposit of the requisition not less than ten percent (10%) of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

41.

At least ten (10) Business Days’ notice shall be given by the Board of an annual general meeting or any other general meeting to the Members whose names on the date of the notice appear as a Member in the Register of Members and are entitled to vote at the meeting; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by the holders of at least ninety-three percent (93%) of the outstanding Shares. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business. No resolution may be tabled, voted on or passed in a general meeting to the extent its subject matter has not been included in the notice of such meeting.

42.

The accidental omission and inadvertent failure to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice provided that the notice has been delivered in accordance with these Articles, shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

43.

A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy (a) the Preferred Majority, and (b) the holder(s) holding at least fifty percent (50%) of the voting power of the issued Ordinary Shares; provided that if the Company has one Member the quorum shall be that one Member present in person or by proxy. No business shall be transacted at any general meeting unless the aforesaid quorum of Members is present at the time when the meeting proceeds to business.

44.

Subject to Section 4 of Exhibit A and the Shareholders Agreement, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. The expressions “written” and “signed” include writings or signatures transmitted by email.

45.

If, within one (1) hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same time and place ten (10) Business Days later or such other place as the Directors may determine, provided that the written notice of the adjourned meeting shall be given to all Members at least five (5) Business Days before such meeting, and if at the adjourned meeting or next duly noticed meeting a quorum is not present within one (1) hour from the time appointed for the meeting, the Members present shall be deemed to constitute a quorum for all purposes. Other than the business as outlined in the notice to Members, no other business shall be determined at the adjourned meeting.

46.

A general meeting may be held and any Member may participate in such meeting by telephone, video conference or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other, and such participation shall constitute presence for purposes of the quorum provisions of Article 43.

47.

The Chairman shall preside as chairman at every general meeting of the Company, or if there is no Chairman or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their numbers to be chairman of the meeting. If at any general meeting no Director is willing to act as chairman of the meeting or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be chairman of the meeting.

48.

The chairman of the general meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

49.	At any general meeting a resolution put to the vote of the meeting shall be decided through a poll.

A poll shall be taken in such manner as the chairman of the general meeting directs and the result of the poll shall be deemed to be the resolution of the general meeting. In the case of an equality of votes, the chairman of the general meeting shall not be entitled to a second or casting vote, and such resolution shall fail.

50.	[reserved.]

VOTES OF MEMBERS

51.	Subject to the rights and restrictions attached to any Shares and the provisions of these Articles, each Member shall have one (1) vote for each Ordinary Share it holds on an as-converted basis.

52.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

53.

Subject to Section 4 of Exhibit A and the Shareholders Agreement, no Person shall be entitled to vote at any general meeting unless it is registered as a Member of the Company (or is acting by proxy for a Member) on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of Shares have been paid.

54.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

55.

Votes may be cast either in person or by proxy. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

56.

If any Member fails to attend or vote (unless it has expressly stated its view to abstain from voting) at a quorate general meeting, it shall be deemed to have voted in favor of each of the subject matters expressly included in the notice duly issued and received by such Member in accordance with these Articles for such general meeting; provided that such notice expressly sets forth such deemed voting mechanism. If any Member fails to provide consent to (unless it has expressly objected against or stated its view to abstain from giving consent on) any written resolution of the Members or any other matter to be approved by such Member in writing following an at least ten (10) Business Days’ prior notice seeking such consent in advance, such Member shall be deemed to have given its consent to such written resolution or such other matter (as the case may be); provided that such notice expressly sets forth such deemed consent mechanism.

PROXIES

57.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized on that behalf. A proxy need not be a Member.

58.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting; provided that the chairman of the general meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

59.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

60.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given; provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

61.

Any corporation which is a Member of record may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any general meeting of the Company or of any class of Members, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which it represents as the corporation could exercise if it were an individual Member of record.

62.

Shares belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any general meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

63.

The Board shall consist of seven (7) members, which number of members shall not be changed except as in compliance with Section 4 of Exhibit A. The Founder shall be entitled to nominate, appoint and remove two (2) Directors of the Board. One (1) director of the Board shall be an independent director not Affiliated with any Group Company or any Investor who shall be approved by a majority of the Board, including the Founder and at least three (3) Investor Directors, which shall remain vacant until filled by the Board. So long as OrbiMed continues to hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), OrbiMed shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (the “Series A Director”). So long as LAV USD Entities and LAV RMB Entity continue to collectively hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), LAV USD Entities and LAV RMB Entity shall be exclusively entitled to nominate, appoint and remove one (1) directors of the Board (the “Series B-1 Director”). So long as Temasek continues to hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), Temasek shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (the “Series B-2 Director”). So long as the holders of Series C Preferred Shares in the aggregate continues to hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as- converted basis), Morningside shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (together with the Series A Director, the Series B-1 Director and the Series B-2 Director, the “Investor Directors” and each an “Investor Director”). So long as Kington Entities continue to collectively hold at least 3% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), Kington Entities shall be exclusively entitled to nominate a representative (the “Kington Observer”) to attend, at its own expense, at all meetings of the Board. So long as OrbiMed continues to hold at least 3% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), OrbiMed shall be exclusively entitled to nominate a representative (the “Series C Observer”, together with the Kington Observer, the “Observers” and each an “Observer”) to attend, at its own expense, all meetings of the Board. The Observers shall have full rights of audience and may speak at all meetings of the Board, but shall not be entitled to vote or be counted towards the quorum at any such meetings.

64.

In the event any director of the Board resigns, is removed in accordance with Article 63 or otherwise ceases to hold office, the Person that nominated such director will have the right to nominate such director’s successor or replacement, and such successor or replacement director shall be nominated and appointed within 10 days after the date of such resignation or removal. If it is any Investor Director that resigns, is removed or otherwise ceases to hold office, neither the Members nor the Board shall transact any business until the successor or replacement Director has been nominated and appointed by the Person that is entitled to nominate and appoint such successor or replacement Director.

65.

Each Director of the Board shall be entitled to examine the books, accounts and records of the Company and any other Group Company and shall have free access, at all times, to any and all properties, facilities, personnel and advisors of any Group Company. The Company shall provide such information relating to the business affairs and financial position of any Group Company as any director may request. Any director may provide such information to the Person that nominated such Director.

66.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling and other reasonable expenses incurred by them in going to, attending and returning from meetings of the Board or any committee thereof or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time.

67.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

68.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

69.

In addition to any further restrictions set forth in these Articles, no person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. Unless otherwise provided in these Articles or the Shareholders Agreement, a Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

70.

Unless otherwise provided in these Articles, a general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

71.

A Director who expects to be unable to attend any Board meeting may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend Board meetings and to vote thereat and to do, in the place and stead of his appointor, any other act or thing that his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes him from office. Any appointment or removal under this Article 71 shall be effected by notice to the Company in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

72.

Subject to the provisions of the Memorandum, these Articles and any directions given by Special Resolution, the business of the Company shall be managed in the best interests of the Company by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting; provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. Subject to Section 4 of Exhibit A, all matters in relation to the operation and management of the Group shall be decided by the Board at a quorate Board meeting or by a written resolution signed by all Directors.

73.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

74.

All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

75.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Board and of any committee thereof; and

(c)	of all resolutions and proceedings at all general meetings and all meetings of the Board and any committee thereof.

MANAGEMENT

76.	Subject to these Articles:

(a)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three (3) next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors from time to time and at any time may establish any committees (of the Board or otherwise), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee (of the Board or otherwise), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

77.

Meetings of the Board shall take place at least once every quarter. Meetings may be held either in a physical location or telephonically or by other communications equipment by means of which all the Directors participating in the meeting can communicate with each other at the same time. A meeting of the Board may be called by any Director giving notice in writing to the Company Secretary specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than ten (10) Business Days’ notice shall be given to all Directors in writing; provided that such notice period may be reduced with the written consent of all of the Directors, or waived by any Director who does not receive timely notice with the written consent of that Director or by his presence at the meeting.

78.

All meetings of the Board shall require a quorum, being a majority of the Directors (including at least three (3) Investor Directors) then in office. If notice of the Board meeting has been duly delivered to all Directors prior to the scheduled meeting, or if such notice is duly waived, in each case in accordance with the notice procedure under these Articles, and the quorum of the Board is not present within one (1) hour of the time appointed for a meeting due to the absence of any Investor Director, the meeting shall be adjourned to the same place and time five (5) Business Days after the original date set for such meeting, provided that written notice of the adjourned meeting shall be given to all directors of the Board at least three (3) Business Day before such meeting. If a quorum of the Board is not present within one (1) hour of the time appointed for such adjourned meeting due to the absence of any Investor Director, the presence of a majority of the Directors, regardless of the presence or absence of any Investor Director, shall constitute a quorum.

79.

At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Company Secretary, authorize another Person to attend and vote by proxy for such Director at any Board meeting. Subject to Section 4 of Exhibit A and Article 81, the adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present. The Board shall not at any meeting adopt any resolution in respect of any matter that is not specified on the agenda for such meeting unless all Directors then in office are present at such meeting and vote in favor of such resolution.

80.

Any Director may participate in Board meetings by telephone or video conference or other communications equipment by means of which all the Directors participating in the meeting can communicate with each other at the same time, and such participation shall constitute presence for purposes of the quorum provisions of Article 78.

81.

Any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors. The expressions “written” and “signed” include writings or signatures transmitted by email.

82.

If any Director fails to attend or vote (unless he/she has expressly stated his/her view to abstain from voting) at a quorate Board meeting, he/she shall be deemed to have voted in favor of each of the subject matters expressly included in the notice duly issued and received by such Director in accordance with these Articles for such Board meeting; provided that such notice expressly sets forth such deemed voting mechanism. If any Director fails to provide consent to (unless he/she has expressly objected against or stated his/her view to abstain from giving consent on) any written resolution of the Director or any other matter to be approved by such Director in writing following an at least ten (10) Business Days’ prior notice seeking such consent in advance, such Director shall be deemed to have given his/her consent to such written resolution or such other matter (as the case may be); provided that such notice expressly sets forth such deemed consent mechanism.

VACATION OF OFFICE OF DIRECTOR

83.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by the Member who nominated or appointed him pursuant to Article 63.

SEAL

84.	(a)	The Company may, if the Directors so determine, have a Seal which shall only be used by the authority of the Directors or of a committee of the Board authorized by the Directors on that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be a Director, the Company Secretary or other person appointed by the Directors for the purpose.

(b)

The Company may have for use in any place or places outside the Cayman Islands a duplicate seal or seals each of which shall be a facsimile of the Seal and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, the Company Secretary or other person appointed by the Directors for the relevant purpose may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

85.

Subject to Section 4 of Exhibit A, the Company may have a president, a Company Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal, as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

86.	(a)	Subject to the Statute and these Articles (including Exhibit A), the Board in its sole discretion, decides whether, when and the amount in which a dividend will be declared on the shares of the Company. Dividends will be payable out of funds or assets of the Company when and as such funds or assets become legally available therefor. Each Preferred Share shall have the right to receive non-cumulative dividends, pari passu with Ordinary Shares, on an as-converted basis, when, as and if declared by the Board.

(b)

Subject to the Statute, no dividend or distribution, whether in cash, property or any other Shares, shall be paid with respect to the Ordinary Shares at any time unless all accrued but unpaid dividends on the Preferred Shares pursuant to Article 86(a), have been paid in full or will be paid in full concurrently with such payment to the Ordinary Shares.

87.

Subject to the Statute and these Articles (including Exhibit A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

88.

The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by it to the Company on account of calls according to Article 20 to Article 23 or otherwise.

89.

Subject to the rights of Persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article 89 as paid on the Share.

90.

Subject to the Statute and these Articles (including Exhibit A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

91.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Shares held by them as joint holders.

92.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

93.

Subject to these Articles, the Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including the share premium account and the capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).

BOOKS OF ACCOUNT

94.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall be deemed to not be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

95.

Subject to the provisions of the Shareholders Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute, authorized by the Directors or by the Company in general meeting or in accordance with the Shareholders Agreement.

96.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

97.

Subject to Section 4 of Exhibit A, the Company may at any annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

98.

Subject to Section 4 of Exhibit A, (a) the Directors may before the first annual general meeting appoint an auditor or auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint auditors, (b) the Directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act and (c) the remuneration of any auditor appointed by the Directors under this Article 98 may be fixed by the Directors.

99.

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of the duties of the auditors.

100.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

101.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to these Articles to any Member shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the relevant Person, upon delivery; (b) when sent by facsimile, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the Member; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Member with next Business Day delivery guaranteed, provided that the sender receives a confirmation of delivery from the delivery service provider.

102.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the Register of Members in respect of the Share.

103.

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

104.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every Person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members; and

(b)

every Person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

WINDING UP

105.

Subject to Section 5 of Exhibit A, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

INDEMNITY

106.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, officer or trustee.

107.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or the Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FISCAL YEAR

108.

Unless the Directors otherwise prescribe and subject to the other provisions of these Articles, the fiscal year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

AMENDMENTS OF ARTICLES

109.	Subject to the Statute and these Articles (including Section 4 of Exhibit A), the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

110.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

EXHIBIT A TO ARTICLES OF ASSOCIATION

1.	RIGHT OF PARTICIPATION.

Each holder of any Preferred Shares or Conversion Shares (each a “Participation Rights Holder”) shall have the right to purchase up to such Participation Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided in Section 1.3) of any New Securities (as defined below) that the Company may from time to time issue (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Share (and any oversubscription, as provided in Section 1.3) of any New Securities among its Affiliates in any proportion.

1.1	Pro Rata Share.

A Participation Rights Holder’s “Pro Rata Share” for the purpose of the Right of Participation is a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis held by such Participation Rights Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all Participation Rights Holders, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

1.2	New Securities.

“New Securities” shall mean any Equity Securities in the Company issued after the date hereof, provided, however, that the term “New Securities” shall not include the following issuances (collectively, the “Excepted Issuances”):

(a)	any Equity Securities of the Company issued pursuant to the Series C Share Subscription Agreement;

(b)

any Equity Securities of the Company issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP or any employee incentive plan consented to or approved in compliance with Section 4 and the Shareholders Agreement;

(c)	any Ordinary Shares issued pursuant to the conversion of any Preferred Shares;

(d)

any Equity Securities of the Company issued in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(e)	any Equity Securities of the Company issued as a dividend or distribution on the Preferred Shares in compliance with Section 4 and the Shareholders Agreement;

(f)	any Equity Securities of the Company issued pursuant to a Qualified IPO;

(g)	any Equity Securities issued as a result of any share split or share subdivision or the like which does not affect the shareholding percentages of the Members in the Company; and

(h)

any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved in compliance with Section 4 and the Shareholders Agreement;

(i)

any Equity Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved in compliance with Section 4 and the Shareholders Agreement; provided that such issuances are approved by the Board, including the approval of at least two (2) Investor Directors; and

(j)

any Equity Securities issued in connection with bona fide sponsored research, collaboration, license, development, or other similar agreements or strategic partnerships approved in compliance with Section 4 and the Shareholders Agreement; provided that such issuances are approved by the Board, including the approval of at least two (2) Investor Directors.

1.3	Procedures.

(a)

First Participation Notice. In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue such New Securities (the “First Participation Notice”), describing the amount and class of the New Securities, the name and address of each proposed subscriber, the price per New Security and other material terms and conditions upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days after the date of receipt of any such First Participation Notice (the “First Participation Period”) to elect on behalf of itself or its Affiliates in writing to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities for the price per New Security and upon the other terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to elect in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of such New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not elect to purchase.

(b)

Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with Section 1.3(a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation in accordance with Section 1.3(a) (each, a “Participating Holder”), which notice shall set forth the number of New Securities that were not subscribed for by the Participation Rights Holders pursuant to Section 1.3(a) above (such shares, the “Overallotment New Securities”). Each Participating Holder shall have ten (10) Business Days after the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of additional New Securities it proposes to buy (with respect to each Participating Holder, the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. If the total number of additional New Securities the Participating Holders propose to buy exceeds the total number of Overallotment New Securities, each Participating Holder proposing to purchase additional New Securities in accordance with this Section 1.3(a) (each, an “Oversubscribing Participating Holder”) will be cut back by the Company with respect to its oversubscription to a number of Overallotment New Securities which is equal to (i) at least the lesser of (1) its Additional Number and (2) the product obtained by multiplying (x) the total number of Overallotment New Securities available for subscription by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Oversubscribing Participating Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Oversubscribing Participating Holders, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities and (ii) at most its Additional Number. Each Oversubscribing Participating Holder shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 1.3(a) and the Company shall so notify the Participating Holder within twenty (20) Business Days following the date of the Second Participation Notice.

1.4	Failure to Exercise.

Upon the expiration of the Second Participation Period, or, in the event no Participation Rights Holder exercises its Right of Participation in accordance with Section 1.3(a), upon the expiration of the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell any New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder was not exercised) to the subscribers specified in the First Participation Notice at the same or a higher price per New Security and upon other non-price terms and conditions not more favorable to the subscribers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 1.

2.	TRANSFER RESTRICTIONS.

2.1	Certain Definitions.

For purposes of this Section 2 and other provisions of the Memorandum and Articles, “Ordinary Holder” means the Founder and the Founder Holding Company, and any Permitted Transferee (as defined below) of the foregoing; “Preferred Holder” means a holder of any Preferred Shares or Conversion Shares; and “Restricted Shares” means any Equity Securities or other securities in the Company now held or subsequently acquired by an Ordinary Holder.

2.2	Sale by Ordinary Holder; Notice of Sale.

Subject to Section 2.7, if any Ordinary Holder (the “Selling Shareholder”) proposes to, directly or indirectly, sell, give, assign, transfer, pledge, hypothecate, mortgage, encumber, grant a security interest in or otherwise dispose of, or reduce the economic benefit or voting power of owning, or suffer to exist (whether by operation of law or otherwise) any Lien on (“Transfer”), any Restricted Share, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including the number and class of Restricted Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the price to be paid per Offered Share, the other material terms and conditions of such Transfer and the name and address of the prospective transferee (the “Transferee”).

2.3	Right of First Refusal.

(a)	Preferred Holder’s Right of First Refusal.

i.

Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder and the Company within ten (10) Business Days after receipt of the Transfer Notice (the “Preferred Holders’ Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares on the same material terms and conditions as described in the Transfer Notice.

ii.

For the purpose of this Section 2.3, each Preferred Holder’s pro rata share of the Offered Shares equals the product obtained by multiplying (1) the aggregate number of Offered Shares by (2) a fraction, the numerator of which shall be the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) owned by such Preferred Holder at the time of the transaction and the denominator of which shall be the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Preferred Holders at the time of the transaction (the “First Refusal Allotment”).

iii.

To the extent that any Preferred Holder does not exercise its right of first refusal in accordance with Section 2.3(a)(i) to the full extent of its First Refusal Allotment, the Selling Shareholder shall promptly give notice (the “Supplemental Transfer Notice”) to each Preferred Holder who has exercised its right of first refusal in accordance with Section 2.3(a)(i) to the full extent of its First Refusal Allotment (each, an “Exercising Holder”), which notice shall set forth the number of Offered Shares that were not subscribed for by the Preferred Holders pursuant to Section 2.3(a)(i) (such shares, the “Excess Offered Shares”). Each Exercising Holder shall have ten (10) Business Days after the date of receipt of the Supplemental Transfer Notice (the “Second Refusal Period”) to notify the Selling Shareholder in writing of its desire to purchase more than its pro rata share of the Offered Shares, stating the number of additional Offered Shares it proposes to buy (with respect to each Exercising Holder, the “Excess Number”). If the total number of additional Offered Shares the Excess Holders propose to buy exceeds the total number of Excess Offered Shares, each Exercising Holder proposing to purchase additional Offered Shares in accordance with this Section 2.3(a)(iii) (each, an “Excess Exercising Holder”) will be cut back by the Selling Shareholder with respect to its purchase to a number of Excess Offered Shares which is equal to (i) at least the lesser of (1) its Excess Number and (2) the product obtained by multiplying (x) the total number of Excess Offered Shares available for purchase by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Excess Exercising Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Excess Exercising Holders, in each case (for both the numerator and the denominator) at the time of the transaction and (ii) at most its Excess Number. Each Excess Exercising Holder shall be obligated to buy such number of Offered Shares as determined by the Selling Shareholder pursuant to this Section 2.3(a)(iii) and the Selling Shareholder shall so notify the Excess Exercising Holder within twenty (20) Business Days following the date of the Supplemental Transfer Notice.

iv.

Subject to applicable securities Laws, each Preferred Holder shall be entitled to apportion the Offered Shares to be purchased by it through the exercise of its right of first refusal provided in this Section 2.3(a) among its Affiliates, upon written notice to the Company and the Selling Shareholder.

(b)

Payment. Payment for the Offered Shares to be purchased by a Preferred Holder exercising its right of refusal pursuant to Section 2.3(a), shall be made by check or wire transfer of immediately available funds of the appropriate currency, against delivery by the Selling Shareholder of certificates representing such Offered Shares, accompanied by duly executed instruments of transfer and half of the requisite stamp duty or transfer taxes or fees payable on such Transfer, if any, at a place agreed by the Selling Shareholder and such Preferred Holder, and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days (or such longer period as necessary to obtain any Regulatory Approvals required for such purchase and payment) after the Preferred Holder’s Refusal Period or, if a Supplemental Transfer Notice was delivered by the Selling Shareholder pursuant to Section 2.3(a)(iii), after the Second Refusal Period. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of such Offered Shares to such Preferred Holder. Any stamp duty or transfer taxes or fees payable on the transfer of Offered Shares shall be borne and paid in accordance with applicable Laws.

(c)

Purchase Price. The purchase price for each Offered Share to be purchased by a Preferred Holder exercising its right of first refusal in accordance with Section 2.3(a) will be the price per Offered Share set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors) in good faith, which determination will be binding upon the Preferred Holders, absent fraud or error.

(d)

Rights of Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase any Offered Shares in accordance with Section 2.3(a), then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with Section 2.3(b) and Section 2.3(c), and the Selling Shareholder will forthwith cause all certificate(s) representing such Offered Shares to be surrendered to such Preferred Holder at the time of the scheduled closing for such purchase.

(e)

Application of Co-Sale Right. If the Preferred Holders have not elected to purchase in aggregate all of the Offered Shares in accordance with this Section 2.3, then the sale of the outstanding Offered Shares will become subject to the co-sale rights set forth in Section 2.4 below. Within ten (10) days after expiration of the Preferred Holders’ Refusal Period or, if a Supplemental Transfer Notice was delivered by the Selling Shareholder pursuant to Section 2.3(a)(iii), the expiration of the Second Refusal Period, the Selling Shareholder shall give the Company and each Preferred Holder a written notice (the “First Refusal Expiration Notice”) specifying either that (i) all of the Offered Shares were purchased by the Preferred Holders by their exercise of their rights of first refusal pursuant to this Section 2.3 or (ii) the Preferred Holders have not purchased all of the Offered Shares, such outstanding Offered Shares shall be subject to the co-sale right of each Co-Sale Holder (as defined in Section 2.4 below) described in Section 2.4 below and the Co-Sale Pro Rata Portion (as defined in Section 2.4 below) of the outstanding Offered Shares for the purpose of the co-sale rights provided in Section 2.4 below.

2.4	Co-Sale Right.

To the extent the Preferred Holders have not exercised their rights of first refusal with respect to all of the Offered Shares pursuant to Section 2.3, each of the Preferred Holders that did not exercise its right of first refusal with respect to the Offered Shares pursuant to Section 2.3 above (each, a “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the Transfer of the outstanding Offered Shares to the Transferee at the same price and on the same material terms and conditions as set forth in the Transfer Notice; PROVIDED HOWEVER, that no Co-Sale Holder shall be obligated in connection with such Transfer (a) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the Transferee (b) to make any representations or warranties concerning the business or assets of the Group or any Group Company or (c) enter into any non-competition or non-solicitation covenant or agreement. The Co-Sale Notice shall set forth the number of Ordinary Shares (on an as-converted but otherwise non-diluted basis at the time of the transaction) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in such Transfer shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a)

Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by it (on an as-converted but otherwise non-diluted basis) that is equal to the product (the “Co-Sale Pro Rata Portion”) obtained by multiplying (i) the number of Ordinary Shares (on an as-converted but otherwise non-diluted basis) owned by such Co-Sale Holder at the time of the transaction by (ii) a fraction, the numerator of which is the aggregate number of Offered Shares and the denominator of which is the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all the exercising Co-Sale Holders and the Selling Shareholder at the time of the transaction. For the avoidance of doubt, the co-sale right under this Section 2.4 shall not apply with respect to any Offered Shares Transferred or to be Transferred to the Preferred Holders pursuant to any right of first refusal under Section 2.3.

(b)

Transferred Shares. A Co-Sale Holder shall effect its participation in the Transfer to the Transferee by promptly delivering to the Selling Shareholder for transfer to the Transferee one or more certificates, properly endorsed for transfer, which represent the Equity Securities to be sold by such Co-Sale Holder in such Transfer. If the Transferee objects to the Transfer of any of such Equity Securities in lieu of Ordinary Shares, such Co-Sale Holder shall convert, exercise or exchange such Equity Securities into Ordinary Shares, and the Company shall, to the extent possible, make any such conversion, exercise or exchange concurrent with the actual Transfer to the Transferee and deliver to the Selling Shareholder for transfer to the Transferee certificates for such Ordinary Shares.

(c)

Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder or the Company delivers to the Selling Shareholder pursuant to Section 2.4(b) above shall be transferred to the Transferee upon consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to each Co-Sale Holder exercising its co-sale right that portion of the Transfer proceeds to which such Co-Sale Holder is entitled by reason of its participation in such Transfer. To the extent that the Transferee prohibits or otherwise refuses to purchase shares or other securities from any Co-Sale Holder exercising its co-sale right under this Section 2.4, the Selling Shareholder shall not Transfer to the Transferee any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder purchases such shares or other securities from such Co-Sale Holder. The Company shall, upon surrendering by the Transferee or the Selling Shareholder of the certificates representing the Equity Securities being Transferred by the Co-Sale Holders, make proper entries in the Register of Members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the Transferee or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holders of their co-sale rights under this Section 2.4.

2.5	Right to Transfer.

The Selling Shareholder shall consummate the Transfer of any Offered Shares which remain after the Preferred Holders of their rights pursuant to Sections 2.3 or 2.4 to the Transferee, no later than one hundred and twenty (120) days (or such longer period as necessary to obtain any Regulatory Approvals required for such Transfer) following delivery to the Company and the Preferred Holders of the Transfer Notice. Such Transfer shall be bona fide, at a price per Offered Share not less than the price per Offered Share set forth in the Transfer Notice and otherwise on terms and conditions no less favorable to the Selling Shareholder than those set forth in the Transfer Notice. If such a Transfer does not occur within such one hundred and twenty-day (120-day) or longer period, as applicable, it shall again be subject to the respective rights of first refusal of the Company and Preferred Holders under Section 2.3 and the co-sale rights of the Preferred Holders under Section 2.4 and shall require compliance by the Selling Shareholder with the procedures described in Section 2.3 and Section 2.4.

2.6	Permitted Transfers.

The rights of first refusal and the co-sale rights of the Preferred Holders provided in Section 2.3 and Section 2.4 shall not apply to (a) a Transfer of any Restricted Share by any Selling Shareholder to any Person (other than any Company’s Competitor) of an aggregate of up to 4,576,120 Ordinary Shares (as appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares); (b) a Transfer of up to 6,477,612 Ordinary Shares of the Company (as appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares), by Founder to any director, officer or other employee, provided that such sale and transfer complies with all Applicable Law; (c) a Transfer of any Restricted Share to any employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP; (d) any Transfer of the Restricted Shares to a wholly-owned subsidiary of such person, the parents, children or spouse, or to trusts for the benefit of such persons, of the Selling Shareholders for bona fide estate planning purposes; (e) a Transfer of any Restricted Share for the purposes of consummation of a Qualified IPO with prior written consent of the Preferred Majority (each Transfer referred to in the foregoing clauses (a) to (e), a “Permitted Transfer”, and each transferee under the foregoing clauses (a) to (e), a “Permitted Transferee”); provided that such transferor shall at all times remain subject to the terms and restrictions set forth in these Articles and remain liable for any breach by such Permitted Transferee of any provisions of these Articles and the other relevant Transaction Documents; provided further that such transferor shall deliver to the Company and each Preferred Holder adequate documentation for each Permitted Transfer, that each Permitted Transferee (other than the Company) shall agree in writing to be bound by these Articles (and each other relevant Transaction Documents then in effect) in place of the same capacity as such transferor and in respect of the Restricted Shares to be Transferred and shall execute a Deed of Accession and become a party to, and to be bound by, the Shareholders Agreement and that each Permitted Transferee shall not Transfer any Restricted Share Transferred to it by such transferor except to such transferor or another Permitted Transferee of such transferor.

2.7	Restriction on Direct and Indirect Transfers of Securities.

(a)

Notwithstanding anything to the contrary contained herein, prior to the consummation of a Qualified IPO, none of the Ordinary Holders shall, directly or indirectly, Transfer any Equity Securities in the Company, unless such Transfer (i) complies with this Section 2 and applicable Laws, and (ii) is a Permitted Transfer as provided in Section 2.6 above or is approved by the Preferred Majority in writing in advance.

(b)

Any Transfer of Equity Securities in the Founder Holding Company or other Person directly or indirectly holding Equity Securities in the Company, and any issuance of Equity Securities in any Ordinary Holder other than on a pro rata basis to Members of such Ordinary Holder shall be deemed to be a Transfer of the Equity Securities in the Company directly or indirectly held by such Ordinary Holder.

(c)

Any attempt to Transfer any Restricted Share by any Ordinary Holder in violation of this Section 2, either directly or indirectly, shall be void and each of the Company and the Ordinary Holders hereby agrees it will not effect, register or permit the registration of such a Transfer nor will it treat any alleged transferee of such Transfer as the direct or indirect holder of such Restricted Share, without the prior written approval of the Preferred Majority.

(d)	Notwithstanding anything to the contrary contained herein, without the prior written consent of the Preferred Majority:

i.

Except for such Transfers of equity interest in any Domestic Company as required by PRC Laws (including the SAFE Rules and Regulations) to reflect any direct or indirect Transfer of Restricted Shares in compliance with this Section 2, the Founder shall not Transfer, and shall ensure that no Person Transfers, directly or indirectly, any equity interest held or controlled by him or such other Person in any Domestic Company to any Person. Any Transfer in violation of this Section 2.7(d)(i) shall be void and each Domestic Company hereby agrees it will not effect, register or permit the registration of such a Transfer nor will it treat any alleged transferee of such Transfer as the direct or indirect holder of such equity interest without the prior written approval of the Preferred Majority; and

ii.	None of the Domestic Companies shall issue, and each of the Founder and the Founder Holding Company shall ensure that none of the Domestic Companies issues, to any Person any Equity Securities.

2.8	Sale by Preferred Holder.

(a)

Notwithstanding anything to the contrary contained herein, any Preferred Holder may Transfer any Equity Securities to any Person other than a Company’s Competitor; provided that, (i) other than any Transfer to any Affiliate of the Preferred Holder that is not a Company’s Competitor, the Transfer shall be subject to Section 2.9; (ii) the Transfer shall comply with applicable Laws; and (iii) the transferee shall agree in writing to be bound by these Articles (and each other relevant Transaction Documents then in effect) in place of the same capacity as such transferor and in respect of the Preferred Shares or the Conversion Shares to be Transferred and shall execute a Deed of Accession and become a party to, and to be bound by, the Shareholders Agreement.

2.9	Founder First Offer Right.

(a)

If any Preferred Holder (the “Selling Preferred Holder”) proposes to Transfer any Equity Securities held by such Selling Preferred Holder, then the Selling Preferred Holder shall first give a written notice (the “Preferred Holder Transfer Notice”) to the Founder and the Founder Holding Company, which notice shall state the number and class of Equity Securities to be Transferred (the “Preferred Holder Offered Shares”).

(b)

The Founder and the Founder Holding Company shall have a right of first offer (the “Founder First Offer Right”), exercisable upon joint written notice (the “Offer Notice”) to the Selling Preferred Holder within twenty (20) Business Days (the “Offer Period”) after receipt of the Preferred Holder Transfer Notice, to elect to purchase all (but not less than all) of the Preferred Holder Offered Shares, which notice shall specify the material terms and conditions of the offer (the “Founder Offer”) for the Preferred Holder Offered Shares, including the purchase price (the “Offer Price”) and the allocation between the Founder and the Founder Holding Company, prior to the expiration of the Offer Period. The failure of the Founder and the Founder Holding Company to deliver the Offer Notice within the Offer Period shall be deemed a waiver of the Founder First Offer Right by the Founder and the Founder Holding Company.

(c)

In the event that (x) no Founder Offer for the purchase of all (but not less than all) of the Preferred Holder Offered Shares was duly made within the Offer Period, or (y) the Selling Preferred Holder has not accepted the Founder Offer in writing within thirty (30) days from receipt of the Founder Offer, the Selling Preferred Holder shall have a period of one hundred and twenty (120) days (or such longer period as necessary to obtain any Regulatory Approvals required for such Transfer) thereafter to sell the Preferred Holder Offered Shares to a third party transferee at a price per share higher than the price per share specified in the Offer Notice (if any) and on terms and conditions that, taken as a whole, are less favorable to a transferee than those specified in the Offer Notice (if any). If the Selling Preferred Holder does not consummate such Transfer within such one hundred and twenty-day (120-day) or longer period, as applicable, such Transfer shall again be subject to the Founder First Offer Right under this Section 2.9 and shall require compliance by the Selling Preferred Holder with the procedures described in this Section 2.9.

(d)

The closing of the purchase of Preferred Holder Offered Shares by the Founder and the Founder Holding Company shall be held at the time and place as the Selling Preferred Holder, the Founder and the Founder Holding Company jointly agree. At such closing, the Selling Preferred Holder shall deliver to the Founder certificates representing the Preferred Holder Offered Shares, accompanied by duly executed instruments of transfer and half of the requisite stamp duty or transfer taxes or fees payable on such Transfer, if any. The Founder and the Founder Holding Company shall procure at such closing payment in full of the Offer Price to the Selling Preferred Holder. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of such Preferred Holder Offered Shares to the Founder and the Founder Holding Company. Any stamp duty or transfer taxes or fees payable on the transfer of Preferred Holder Offered Shares shall be borne and paid equally by (x) the Selling Preferred Holder, and (y) the Founder and the Founder Holding Company.

2.10	Accession to the Shareholders Agreement.

If any Person or Founder Transfers any Equity Securities in the Company or the Founder Holding Company to any third party transferee (including by way of issuance or Transfer of Equity Securities in a Person holding, directly or indirectly, Equity Securities in the Company), such Person or Founder (as the case may be) shall cause such third party to execute a Deed of Accession and become a party to, and be bound by, the Shareholders Agreement in the same capacity as such Person or Founder (as the case may be).

3.	DRAG-ALONG RIGHT.

3.1	Drag-Along Sale

From the date of the fifth (5th) anniversary of all Closings, if a sale (a “Drag-Along Sale”) of the Group (wholly or partially) to any Person which is a bona fide third party and not an Affiliate to any Preferred Holder (the “Offeror”) where whether by a sale of equity, merger or consolidation, in excess of fifty percent (50%) of the Company’s voting power outstanding before such transaction will be transferred, or all or substantially all of the assets of the Group will be sold or disposed at a post-money valuation of the Company of no less than US$1,886,852,161 has been approved by (i) the Preferred Holders holding at least two-thirds (2/3) of then outstanding Preferred Shares, and (ii) only if in such Drag-Along Sale each of the Series C Preferred Shares receives less than 1.25 times the Applicable Issue Price of the Series C Preferred Shares, the Requisite Series C Holders (collectively, the “Drag Holders”), then at the request of the Drag Holders, the Company shall promptly notify in writing (the “Drag-Along Sale Notice”) each other Shareholder of the material terms and conditions of such proposed Drag-Along Sale, and each such Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holders:

(a)

vote all of its Shares (i) in favor of such Drag-Along Sale to the Offeror, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(b)	not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag-Along Sale;

(c)

take all necessary actions in connection with the consummation of such Drag-Along Sale to the Offeror as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements (such as amendment to the Memorandum and Articles and the then existing charter documents of the Group Companies involved in the proposed Drag-Along Sale) prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Equity Securities of the Company, of all certificates representing such Equity Securities held or Controlled by such holder of such Equity Securities, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(d)

not to deposit, except as provided in the Shareholders Agreement or these Articles, any voting securities owned by such Shareholder in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiring party in connection with a Drag-Along Sale.

3.2	Further Undertakings.

(a)	Drag-Along Sale Involving Sale of Equity Securities. In the event that the Drag-Along involves a sale of all or a portion of the Equity Securities of the Company held by any Shareholder:

i.	such Shareholder shall sell such number of Equity Securities of the Company held by such Shareholder as determined by the Drag Holders on the terms and conditions approved by the Drag Holders;

ii.

such Shareholder shall make representations and warranties in connection with any proposed Drag Along Sale regarding (i) ownership and authorization to sell the shares or ownership interest in the Group Companies to be sold by itself and (ii) no existence of any material violation as a result of such sale under any material agreement to which such Shareholder is a party, and which would materially affect such Drag Along Sale; and

iii.

such Shareholder shall obtain any consents or approvals in order to facilitate the Transfer of its shares or ownership interest in the Group Companies pursuant to this Section 3 and to pay its pro rata share of expenses incurred in connection with the transaction contemplated pursuant to this Section 3.

(b)

Authorization to the Company. In furtherance of the foregoing, each Shareholder irrevocably appoints the Company to take, and the Company is hereby expressly authorized by each Shareholder to take on such Shareholder’s behalf (without receipt of any further consent by such Member), any or all of the following actions:

i.	vote all of the voting shares or ownership interest in the Group Companies beneficially owned by such Shareholder in favor of any such proposed Drag Along Sale;

ii.	otherwise consent on such Shareholder’s behalf to such proposed Drag Along Sale;

iii.	sell all of such Shareholder’s shares or ownership interest in the Group Companies in such proposed Drag Along Sale, in accordance with the terms and conditions of this Section 3; and

iv.

act as such Shareholder’s attorney-in-fact in relation to any such proposed Drag Along Sale and have the full authority to sign and deliver, on behalf such Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any Shares in the event that such Shareholder has lost or misplaced the relevant share certificate.

3.3

Conditions. Notwithstanding anything to the contrary set forth herein, a Shareholder will not be required to comply with Section 3.1 and Section 3.2 above in connection with any proposed Drag-Along Sale:

(a)

any representations and warranties to be made by such Shareholder in connection with the Drag-Along Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Equity Securities, including, but not limited to, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Equity Securities such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Shareholder in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Shareholder;

(b)

such Shareholder is not required to agree (unless such Shareholder is a Company officer or employee) to any restrictive covenant in connection with the Drag-Along Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Sale) or any release of claims other than a release in customary form of claims arising solely in such Shareholder’s capacity as a shareholder of the Company;

(c)

such Shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Shareholder may be required to agree to terminate the investment-related documents between or among such Shareholder, the Company and/or other shareholders of the Company;

(d)

the Shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-Along Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholders of any of identical representations, warranties and covenants provided by all shareholders);

(e)

liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Drag-Along Sale in accordance with the provisions of the Section 5 below) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Drag-Along Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(f)

upon the consummation of the Drag-Along Sale (i) each holder of each class or series of the share capital of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, and if any holders of any share capital of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Sale, all holders of such share capital will be given the same option, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per share of Ordinary Shares as is received by other holders in respect of their Ordinary Shares, and (iv) unless waived pursuant to the terms of this Memorandum and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Drag-Along Sale is a Deemed Liquidation Event) in accordance with this Memorandum; provided, however, that, notwithstanding the foregoing provisions of this Section 3.3, if the consideration to be paid in exchange for the Equity Securities held by any Founder or Investor, as applicable, pursuant to this Section 3.3 includes any securities and due receipt thereof by any Founder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Founder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, the Company may cause to be paid to any such Founder or Investor in lieu thereof, against surrender of the Equity Securities held by the Founder or Investor, as applicable, which would have otherwise been sold by such Founder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Board, including two (2) Investor Directors) of the securities which such Founder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Founder or Investor, as applicable.

4.	PROTECTIVE PROVISIONS, VOTING AND BOARD.

4.1	Preferred Majority Matters.

Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement and in addition to such other limitations as may be provided in these Articles, the Shareholders Agreement and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consent of the Preferred Majority other than for the consummation of any transactions contemplated by section 11.3 (VIE Matters) of the Shareholders Agreement and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)	Any amendment or change that would adversely impact the rights, preferences, privileges or powers attached to, or the restrictions provided for the benefit of the Preferred Holders;

(b)

Any authorization, creation or issuance by any Group Company of any class or series of securities, or any instruments that are convertible into or exercisable or exchangeable for securities, or any increase or decrease in the share capital, issued share(s) or the registered capital of any Group Company, excluding (i) any issuance of Ordinary Shares upon conversion of any Preferred Share, (ii) any issuance of Equity Securities of the Company to any employee, officer, director, contractor, advisor or consultant of any Group Company pursuant to the ESOP or any other employee incentive plan consented to or approved in compliance with this Section 4 and the Shareholders Agreement; and (iii) any change on share capital, issued share(s) or registered capital of any Group Company in accordance with the Restructuring Plan (as defined in the Shareholders Agreement).

(c)

Any reclassification by the Company of any outstanding securities into securities having rights, preferences, privileges or powers (as to redemption, liquidation, voting, conversion or otherwise) senior to or on parity with those rights, preferences, privileges or powers of the Preferred Shares;

(d)

The adoption of or any amendment (for the avoidance of doubt, excluding the amendments with respect to Gracell Shanghai’s subscription of additional registered capital of Gracell Suzhou) to the Memorandum and Articles and other Charter Documents of any Group Company (other than administrative or immaterial amendments to the Charter Documents of any Group Company other than the Company);

(e)

Any repurchase or redemption of any securities in any Group Company, other than (i) the redemption of any Shares as provided in Section 6, and (ii) the repurchase of any Equity Securities by the Company from any employee, officer, director, contractor, advisor or consultant of any Group Company upon termination of their employment or services or pursuant to the ESOP or any other employee incentive plan consented to or approved in compliance with this Section 4.1 and the Shareholders Agreement at the lesser of the original purchase price or the then current fair market value thereof;

(f)

Any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the voting rights in any Group Company is transferred;

(g)	Any public offering or listing of securities, including determination of the timing, price, structure, listing vehicle and listing venue of such offering or listing;

(h)	Any liquidation, dissolution, winding up of any Group Company, or any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager;

(i)

The declaration and/or payment of any dividends or other distributions (whether in cash or in kind) on any securities in any Group Company, or the determination, amendment or modification of any dividend policy of any Group Company;

(j)	The adoption, amendment, termination or administration of the ESOP or any other employee incentive plan, or any increase of the total number of Equity Securities reserved for issuance under such plan;

(k)	Any termination, modification or waiver of, or any amendment to, any of the Control Documents;

(l)

Any action that results in the increase or decrease of the authorized size, or changes the composition, of the board of directors or similar body of any Group Company, as set out in section 2.2 (Board of Directors) of the Shareholders Agreement;

(m)	Any Transfer of any Equity Securities in any Group Company (excluding the Company);

(n)

Any transaction involving any Group Company, on the one hand, and any Related Party of any Group Company, on the other hand, with an aggregate value in excess of US$1,000,000 or which is not on arm’s-length terms; and

(o)	Approvals for, or agreements or covenants to commit to, any of the above.

4.2	Requisite Series C Holders Matters.

Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement and in addition to such other limitations as may be provided in these Articles, the Shareholders Agreement and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consent of the Requisite Series C Holders other than for the consummation of any transactions contemplated by section 11.3 (VIE Matters) of the Shareholders Agreement and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) Any action that adversely alter or change the rights, preferences and privileges of the Series C Preferred Shares other than layering in a senior or pari passu security in connection with a financing at a price per share no less than the Series C Issue Price (a “Qualified Financing”);

(b) Any increase or decrease in the authorized number of Series C Preferred Shares;

(c) Effecting an IPO which is not a Qualified IPO;

(d) Waiver of anti-dilution protection with respect to the Series C Preferred Shares including the waiver of any rights with respect to the Series C Preferred Shares set forth in Section 7.5(d) hereof;

(e) Waiver of the treatment of a transaction as a Deemed Liquidation Event of the Company or a transaction that requires the proceeds from such transaction to be distributed pursuant to the liquidation preferences set forth in these Articles and any waiver or amendment to Section 5.2 hereof;

(f) Amendment, alteration or reclassification of any existing security of the Company that has rights (economic or otherwise) that are junior or pari passu with the Series C Preferred Shares if such amendment, alteration or reclassification would render such other security pari passu or senior, as applicable, to the Series C Preferred Shares with respect to such rights other than layering in a senior or pari passu security in connection with a Qualified Financing; and

(g) Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares capital of the Company other than (i) redemptions of or dividends or distributions on the Preferred Shares as expressly authorized herein, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional Ordinary Shares and (iii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lesser of the original purchase price or the then current fair market value thereof.

4.3	Other Preferred Shareholder Matters.

Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement and in addition to such other limitations as may be provided in these Articles, the Shareholders Agreement and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take any of the following actions (or otherwise have any act or omission that may have the effect of any such actions): (a) any action that adversely alters or changes the rights, preferences and privileges of (i) the Series A Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares, (ii) the Series B-1 Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series B-1 Preferred Shares, or (iii) the Series B-2 Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series B-2 Preferred Shares, or (b) any Liquidation Event or Deemed Liquidation Event if in such Liquidation Event or Deemed Liquidation Event each of the Series A Preferred Shares receives less than 1.55 times of US$1.0619 without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares, (ii) each of the Series B-1 Preferred Shares receives less than 1.55 times of Series B-1 Issue Price without the prior written consent of the holders of a majority of the then outstanding Series B-1 Preferred Shares, or (iii) each of the Series B-2 Preferred Shares receives less than 1.55 times of Series B-2 Issue Price without the prior written consent of the holders of a majority of the then outstanding Series B-2 Preferred Shares, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

4.4	Investor Director Matters.

Notwithstanding anything to the contrary in these Articles or the Shareholders Agreement and in addition to such other limitations as may be provided in these Articles, the Shareholders Agreement and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consents of at least three (3) Investor Directors, other than for the consummation of any transactions contemplated by section 11.3 (VIE Matters) of the Shareholders Agreement, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)

(i) Except indebtedness incurred pursuant to sales and purchase in the ordinary course of business or to the extent as approved in the annual budget or in accordance with the Restructuring Plan, any making or applying for any loan borrowing to or from any Person (other than another Group Company), any extension of any guarantee or security to any Person or any activity that may create any Lien on any assets, in each case involving an aggregate amount in excess of US$3,000,000 during any consecutive 12-month period or in excess of US$1,000,000 in a single transaction;

(b)

(i) Except in the ordinary course of business or to the extent as approved in the annual budget and subject to subsection (ii) below, any purchase, sale, transfer, disposal, pledge, mortgage, lease, license or otherwise create any Lien on any asset (including any Information Technology or Intellectual Property owned by any Group Company) or business of any Group Company involving a value of US$1,000,000 or more, or which involves any lower value but would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) notwithstanding anything to the contrary in subsection (i) above, any sale, transfer, disposal, pledge, mortgage, lease, exclusive license or otherwise create any Lien on any patent owned by any Group Company, in each case, other than any such transactions between the Group Companies which are wholly-owned or 100% Controlled by the Company.

(c)	Subject to Section 4.1, determination of the total number of Equity Securities reserved for issuance under any employment incentive plan other than the ESOP;

(d)	Any appointment or change of auditors and any adoption or material change of any treasury policy, accounting policy or fiscal policy, or any change to the fiscal year, of any Group Company;

(e)

The adoption or material change of, or material deviation from, any business plan or annual budget of any Group Company, provided that for the purposes of this Section 4.4(e) a change or deviation by twenty-five percent (25%) or more shall be considered “material”;

(f)

Any material change of the scope of the Principal Business, or expand into any new business area or conduct any transaction outside of the Principal Business, or any change of, or the adoption of any business that exceeds, the Principal Business;

(g)	Appointment, replacement or removal of the general manager, deputy general manager, and the chief financial officer of any Group Company;

(h)

The entry into of any licensing or sublicensing Contract of any Intellectual Property (whether as licensor or licensee), product cooperation, product research and development or product commercialization Contract involving all or substantial all Intellectual Properties of the or involving a value of US$1,000,000 or more;

(i)	The establishment of any joint venture, partnership or non-wholly owned branch or Subsidiary;

(j)	The initiation, participation, or settlement of any material legal matters, including any lawsuit or arbitration;

(k)

Determination of the compensation (including without limitation cash and stock option compensation) of the general manager, deputy general manager, and the chief financial officer of any Group Company; and

(l)	Approvals for, or agreements or covenants to commit to, any action in Section 4.4(a) and Section 4.4(k) above.

4.5	Series of Transactions.

Unless otherwise specified hereunder, a series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether an action is any of the actions set out in Sections 4.1, 4.2 and 4.3.

5.	LIQUIDATION PREFERENCE.

5.1	Liquidation Preferences.

In the event of any Liquidation Event, all assets and funds of the Company legally available for distribution to the Shareholders (after satisfaction of all creditors’ claims and claims that may be preferred by applicable Law) shall be distributed to the Shareholders as follows:

(a)

Series C Liquidation Preference. The holders of Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holders, on a parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such shares, the amount equal to the greater of (i) 100% of the Series C Issue Price, plus all declared but unpaid dividends on such Series C Preferred Share minus all paid dividends on such Series C Preferred Share, or (ii) what such holder of Series C Preferred Shares would receive on an as-converted basis (as if such holder converted all Series C Preferred Shares it holds into Ordinary Shares immediately prior to such Liquidation Event), plus all declared but unpaid dividends on such Series C Preferred Share minus all paid dividends on such Series C Preferred Share (such greater amount, the “Series C Preference Amount”). If the Company has insufficient assets and funds to permit payment of the Series C Preference Amount in full to all holders of Series C Preferred Shares, then the assets and funds of the Company shall be distributed ratably to the holders of Series C Preferred Shares in proportion to the full Series C Preference Amount that each such holder of Series C Preferred Shares would otherwise be entitled to receive hereunder.

(b)

Series B Liquidation Preference. If there are any assets or funds remaining after the Series C Preference Amount has been distributed or paid in full to the holders of Series C Preferred Shares pursuant to Section 5.1(a) above, the holders of Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holders, on a parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such shares, the amount equal to 140% of the Applicable Series B Issue Price, plus all declared but unpaid dividends on such Series B Preferred Share minus all paid dividends on such Series B Preferred Share (collectively, the “Series B Preference Amount”). If the Company has insufficient assets and funds to permit payment of the Series B Preference Amount in full to all holders of Series B Preferred Shares, then the assets and funds of the Company shall be distributed ratably to the holders of Series B Preferred Shares in proportion to the full Series B Preference Amount that each such holder of Series B Preferred Shares would otherwise be entitled to receive hereunder.

(c)

Series A Liquidation Preference. If there are any assets or funds remaining after the Series C Preference Amount and the Series B Preference Amount have been distributed or paid in full to the applicable holders of Series C Preferred Shares and/or Series B Preferred Shares pursuant to Sections 5.1(a) and 5.1(b) above, the holders of Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holders, on a parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of any other class or series of Shares by reason of their ownership of such shares, the amount equal to 150% of the Deemed Series A Issue Price, plus all declared but unpaid dividends on such Series A Preferred Share minus all paid dividends on such Series A Preferred Share (collectively, the “Series A Preference Amount”). If the Company has insufficient assets and funds to permit payment of the Series A Preference Amount in full to all holders of Series A Preferred Shares, then the assets and funds of the Company shall be distributed ratably to the holders of Series A Preferred Shares in proportion to the full Series A Preference Amount that each such holder of Series A Preferred Shares would otherwise be entitled to receive hereunder.

(d)

Participation. If there are any assets or funds remaining after the Series C Preference Amount, the Series B Preference Amount and the Series A Preference Amount have been distributed or paid in full to the applicable holders pursuant to Sections 5.1(a), 5.1(b) and 5.1(c) above, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all holders of Ordinary Shares, Series B Preferred Shares and Series A Preferred Shares calculated on an as-converted basis.

5.2 Deemed Liquidation Event. Unless waived in writing by the holders of a majority of the then outstanding Series A Preferred Shares, the holders of a majority of the then outstanding Series B-1 Preferred Shares, the holders of a majority of the then outstanding Series B-2 Preferred Shares, and the Requisite Series C Holders, a Deemed Liquidation Event shall be deemed to be a Liquidation Event for purposes of Section 5.1, and any proceeds, whether in cash or properties and whether obtained by the Company or any Shareholder, resulting from a Deemed Liquidation Event shall be distributed in accordance with the terms of Section 5.1.

5.3 Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with any Liquidation Event pursuant to Section 5.1 or pursuant to a Deemed Liquidation Event pursuant to Section 5.2, the value of the assets to be distributed to the Shareholders shall be determined in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors); provided that any securities not subject to restrictions on free marketability shall be valued as follows:

(a)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30)-day period ending three (3) days prior to the distribution; and

(c)

If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors);

(d)

provided further that the method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 5.3(a), Section 5.3(b) or Section 5.3(c) to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors).

Notwithstanding the foregoing, the Preferred Majority shall have the right to challenge any determination by the Board of value pursuant to Section 5.3. In such case, the value of the assets shall be determined by an independent appraiser jointly selected by the Board and the Preferred Majority at the expense of the Company.

5.4 Notification. If the Company proposes to complete a Liquidation Event or a Deemed Liquidation Event at any time, subject to any necessary approvals required by the Memorandum and Articles, with respect to each such event, the Company shall notify the Shareholders of the date of completion of such event in writing at least twenty (20) days in advance; provided that such notice period may be shortened or waived through voting or written consent by the Preferred Majority.

5.5 Failure to Comply. In the event of any failure to comply with the requirements of this Section 5, to the extent permitted by applicable Laws, the Company shall immediately (i) cause the closing of the relevant transactions to be postponed until the requirements of this Section 5 are complied with, or (ii) cancel such transactions.

6.	REDEMPTION RIGHT.

6.1	Series C Redemption Right.

If the Company fails to complete a Qualified IPO within five (5) years from the Series C Issue Date, then each holder of Series C Preferred Shares shall have the right to require the Company to redeem or repurchase all or a portion of Series C Preferred Shares held by it at the Applicable Redemption Price (as defined below) at any time thereafter (the “Series C Redemption Right”).

6.2	Series B Redemption Right.

If the Company fails to complete a Qualified IPO within five (5) years from the Series C Issue Date, then each holder of Series B Preferred Shares shall have the right to require the Company to redeem or repurchase all or a portion of Series B Preferred Shares held by it at the Applicable Redemption Price at any time thereafter (the “Series B Redemption Right”).

6.3	Series A Redemption Right.

If the Company fails to complete a Qualified IPO within five (5) years from the Series C Issue Date, then each holder of Series A Preferred Shares shall have the right to require the Company to redeem or repurchase all or a portion of Series A Preferred Shares held by it at the Applicable Redemption Price at any time thereafter (the “Series A Redemption Right”, together with the Series C Redemption Right and the Series B Redemption Right, the “Redemption Right”).

6.4	Exercise of Redemption Right.

(a)

If any holder of Preferred Shares (the “Initial Redemption Requesting Holder”) decides to exercise its Redemption Right, it shall give a written notice (the “Initial Redemption Notice”) to the Company stating the class and number of Preferred Shares to be redeemed or repurchased (the Preferred Shares to be redeemed or repurchased, the “Redemption Shares”, the delivery date of the Initial Redemption Notice, the “Initial Redemption Notice Date”). The Company shall, within five Business Days after the Initial Redemption Notice Date, give a written notice to the other holders of Preferred Shares, stating the existence of the Initial Redemption Notice and the closing date of the redemption or repurchase estimated by the Company. Any other holder of Preferred Shares may elect to tag along with the Initial Redemption Requesting Holder (together with the Initial Redemption Requesting Holder, the “Redemption Requesting Holders”) and exercise its Redemption Right by separately giving a redemption notice to the Company stating the class and number of its Redemption Shares within 10 Business Days after the delivery of the Company’s written notice. The Company shall ensure that all redemptions or repurchases of the Redemption Shares carried out in accordance with this Section 6 and the full payment of the Applicable Redemption Price shall be completed within 120 days from the Initial Redemption Notice Date, and the outstanding payment shall become debts due and payable to the relevant Redemption Requesting Holders upon expiration of the 120-day period. All rights of a Redeeming Requesting Holder of the relevant Redemption Shares will cease immediately after the Redeeming Requesting Holder having received the Applicable Redemption Price of all its Redemption Shares from the Company in full, and such Redemption Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

(b)

Once the Company has received the Initial Redemption Notice, it shall not (and shall not permit any other Group Company to) take any action which could have the effect of delaying, undermining or restricting the redemption or repurchase of any Redemption Share, and the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of funds legally available for redemption or repurchase, including causing any other Group Company to distribute any and all available funds to the Company for purposes of paying the Applicable Redemption Price for all Redemption Shares within 120 days from the Initial Redemption Notice Date. Until the date of which each Redemption Share is redeemed or repurchased, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(c)

If the Company does not have sufficient funds to redeem or repurchase all the Redemption Shares within the 120-day period from the Initial Redemption Notice Date, the funds of the Company shall: (i) firstly, be used to redeem or repurchase the Series C Preferred Shares from each holder thereof in proportion to their respective numbers of Series C Preferred Shares to be redeemed or repurchased; (ii) secondly, after payment of the Applicable Redemption Price in respect of the Series C Preferred Shares due to the holders of Series C Preferred Shares in full (if any), be used to redeem or repurchase the Series B Preferred Shares from each holder thereof in proportion to their respective numbers of Series B Preferred Shares to be redeemed or repurchased; and (iii) thirdly, after payment of the Applicable Redemption Price in respect of the Series C Preferred Shares due to the holders of Series C Preferred Shares in full (if any) and the Series B Preferred Shares due to the holders of Series B Preferred Shares in full (if any), be used to redeem or repurchase the Series A Preferred Shares from each holder thereof in proportion to their respective numbers of Series A Preferred Shares to be redeemed or repurchased. The remaining Redemption Shares to be redeemed or repurchased shall be redeemed or repurchased as soon as the Company has legally available funds to do so.

(d)

Until such time as the Applicable Redemption Price in respect of all the Redemption Shares has been paid in full to the relevant holder of Preferred Shares, such holder of Preferred Shares shall remain entitled to all of its rights, including its voting rights, in respect of all of its Redemption Shares as if they were not redeemed in any part.

(e)

The Company shall, on the date when the Applicable Redemption Price of all Redemption Shares is paid in full to the relevant Redemption Requesting Holder (the “Redemption Payment Date”), record and effect the redemption or repurchase of the relevant Redemption Shares in its Register of Members.

For purposes of this Section 6, “Applicable Redemption Price” shall equal to: (i) in respect of each Series C Preferred Share, 100% of the Series C Issue Price minus all paid dividends on such Series C Preferred Share; (ii) in respect of each Series B Preferred Share, 140% of the Applicable Series B Issue Price, plus all declared but unpaid dividends on such Series B Preferred Share accrued as of the Redemption Payment Date; and (iii) in respect of each Series A Preferred Share, 150% of the Series B-2 Issue Price minus all paid dividends on such Series A Preferred Share.

7.	CONVERSION RIGHTS.

7.1 Conversion Ratio. The number of each Ordinary Share to which a holder of a series of Preferred Shares shall be entitled upon conversion of each such Preferred Share shall be the quotient of the Applicable Issue Price of such Preferred Share divided by the then effective conversion price of such Preferred Share (the “Applicable Conversion Price”), which shall initially be the Applicable Issue Price of such Preferred Share, resulting in an initial conversion ratio for the Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

7.2 Optional Conversion. Subject to applicable Laws and the Memorandum and Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Preferred Share, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Applicable Conversion Price.

7.3 Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon (i) a Qualified IPO or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding Series A Preferred Shares with respect to the automatic conversion of the Series A Preferred Shares, the holders of a majority of the then outstanding Series B-1 Preferred Shares with respect to the automatic conversion of the Series B-1 Preferred Shares, the holders of a majority of the then outstanding Series B-2 Preferred Shares with respect to the automatic conversion of the Series B-2 Preferred Shares, and the Requisite Series C Holders with respect to the automatic conversion of the Series C Preferred Shares. Any conversion pursuant to this Section 7.3 shall be referred to as an “Automatic Conversion”.

7.4 Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effected in the following manner:

(a)

Except as provided in Section 7.4(b) and Section 7.4(c) below, before any holder of any Preferred Shares shall be entitled to convert the Preferred Shares into Ordinary Shares, such holder of Preferred Shares shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of applicable Preferred Shares, or to the nominee(s) of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and shall update its Register of Members. Such conversion shall be made immediately prior to the close of the next Business Day of such notice of election to convert delivered by such holder of Preferred Shares by making the relevant entries upon the Register of Members, and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares from such date.

(b)

If the conversion is in connection with an underwritten public offering of securities or another Automatic Conversion event, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering (or the closing or occurrence of such other event as contemplated by such Automatic Conversion if the Automatic Conversion is conditioned on the closing or occurrence of such event) and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities or the closing or occurrence of such other event, as applicable.

(c)

Upon the occurrence of an event of Automatic Conversion, all holders of Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed for such Automatic Conversion (which date, in the case of an Automatic Conversion in connection with a Qualified IPO, shall be the date on which the consummation of a Qualified IPO takes place) and the place designated for Automatic Conversion of all such Preferred Shares pursuant to this Section 7.4. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender the applicable certificate(s) (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such Shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its Register of Members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of (i) the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted, and (ii) the rights of a holder thereof specified under Section 7.4(e) and Section 7.4(f). All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificates on or prior to such date.

(d)

The Company shall effect the conversion of any Preferred Shares under this Section 7 by redeeming or repurchasing such Preferred Shares and procuring the issuance of an equivalent number of Ordinary Shares with appropriate entries being made upon the Company’s Register of Members to record the redemption and cancellation of the Preferred Shares and the issuance of the Ordinary Shares.

(e)

No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder of Preferred Shares would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price of the applicable Preferred Share, or (ii) issue one whole Ordinary Share for each fractional share to which the holder of Preferred Shares would otherwise be entitled.

(f)

Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount, at the option of the holder of the applicable Preferred Shares.

7.5 Adjustment of the Applicable Conversion Price. The Applicable Conversion Price shall be adjusted and readjusted from time to time as provided below, provided that the Applicable Conversion Price shall not be less than par value of the Ordinary Shares into which the Preferred Shares are being converted:

(a)

Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to such combination with respect to each Preferred Share shall be proportionately increased. Any adjustment under this Section 7.5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)

Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Applicable Conversion Price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully-paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 7.5(b) as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(c)

Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Deemed Liquidation Event in Section 5.2), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(d)	Adjustments to Applicable Conversion Price for Dilutive Issuance.

(i)	Special Definition. For purpose of this Section 7.5(d), the following definitions shall apply:

1	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

2	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(ii)

No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Section 7.5(d)(v) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect immediately prior to such issuance, subject to and as provided for by Section 7.5(d)(iv). No adjustment or readjustment in the Applicable Conversion Price with respect to any Preferred Share otherwise required by this Section 7.5 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(iii)

Deemed Issuance of New Securities. In the event the Company at any time or from time to time after all Closings shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

1

no further adjustment in the Applicable Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

2

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Applicable Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

3

no readjustment pursuant to Section 7.5(d)(iii)(2) shall have the effect of increasing the then effective Applicable Conversion Price with respect to any Preferred Share to an amount which exceeds the Applicable Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Section 7.5(d)(iii)(2) been made;

4

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Applicable Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

5

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

6

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 7.5(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

7

if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Section 7.5(d)(iii) as of the actual date of their issuance.

(iv)

Adjustment of the Applicable Conversion Price. In the event of an issuance of New Securities (for the avoidance of doubt, including issuance of Equity Securities pursuant to an IPO at an issue price less than the Applicable Conversion Price of the Series C Preferred Share), at any time after the Closings, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Applicable Conversion Price with respect to any Preferred Share in effect immediately prior to such issue, then and in such event, the Applicable Conversion Price with respect to such Preferred Share shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

1	CP2 shall mean the Applicable Conversion Price with respect to such Preferred Share in effect immediately after such issue of New Securities;

2	CP1 shall mean the Applicable Conversion Price with respect to such Preferred Share in effect immediately prior to such issue of New Securities;

3

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of New Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon conversion or exchange of all Equity Securities (including the Preferred Shares outstanding immediately prior to such issue of New Securities);

4

“B” shall mean the number of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

5	“C” shall mean the number of such New Securities issued in such transaction.

(v)	Determination of Consideration. For purposes of this Section 7.5(d), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

1	Cash and Property. Such consideration shall:

A.

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

B.

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

C.

in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses a) and b) above, as reasonably determined in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors).

2

Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Section 7.5(d)(iii) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in sub-section (1) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in Equity Securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of Equity Securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such Equity Securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7.5(e) with respect to the rights of the holders of Preferred Shares.

(f)

Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 7.5 are not strictly applicable, but the failure to make any adjustment to the Applicable Conversion Price would not fairly protect the conversion rights of the holders of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 7.5, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(g)

No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities (including Equity Securities) or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 7.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Shares against impairment.

(h)

Certificate of Adjustment. In the case of any adjustment or readjustment of the Applicable Conversion Price with respect to any Preferred Share, the Company at its expense shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate to each registered holder of such Preferred Shares. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(i)

Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Section 7.5, the Company shall give notice to the relevant holders of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price with respect to the relevant Preferred Share, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(j)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Shareholders will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(k)

Waiver of Anti-dilution Protection. Any waiver of anti-dilution protection set forth in this Section 7.5(d) with respect to (i) the Series C Preferred Shares shall require the prior written consent of the Requisite Series C Holders; (ii) the Series B-2 Preferred Shares shall require the prior written consent of the holders of a majority of the then outstanding Series B-2 Preferred Series Shares; (iii) the Series B-1 Preferred Shares shall require the prior written consent of the holders of a majority of the then outstanding Series B-1 Preferred Series Shares; and (iv) the Series A Preferred Shares shall require the prior written consent of the holders of a majority of the then outstanding Series A Preferred Series Shares.